THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   1271 Avenue of the Americas
                      New York, N.Y.  10020



                                   May 6, 1997

Dear Stockholder:

     We have previously sent you proxy material relating to the Annual Meeting of Stockholders to be held on Monday, May 19,
1997.

     According to our records, your proxy for this meeting has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

     Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

                                   Sincerely,



                                   NICHOLAS J. CAMERA
                                   SECRETARY


          If you have already mailed your proxy, please accept our thanks and disregard this request.